UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  May 4, 2010

SKYWEST, INC.

(Exact Name of Registrant as Specified in its Charter)

Utah	0-14719	87-0292166
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

444 South River Road
St. George, Utah	84790
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:

(435) 634-3200

N/A

(Former name, former address, and formal fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written  communications  pursuant to Rule 425 under the  Securities Act (17 CFR 230.425)

☐            Soliciting  material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement  communications  pursuant to Rule  14d-2(b)  under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement  communications  pursuant to Rule  13e-4(c)  under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 4, 2010, at the 2010 Annual Meeting of Shareholders of SkyWest, Inc. (the “Company”), the Company’s shareholders approved the adoption of the SkyWest, Inc. 2010 Long-Term Incentive Plan (the “2010 Plan”).  The 2010 Plan replaces the SkyWest, Inc. 2006 Long-Term Incentive Plan in effect prior to the adoption of the 2010 Plan (the “2006 Plan).  The principal features of the 2010 Plan are set forth below.

Plan Term.  The term of the 2010 Plan is ten years from the date of shareholder approval, and will therefore expire on May 4, 2020.

Eligible Participants.  Only employees, directors and consultants of the Company and its subsidiaries are eligible to receive awards under the 2010 Plan.  The compensation committee (the “Compensation Committee”) of the Company’s board of directors (the “Board”) is authorized to determine those persons to whom awards will be granted under the 2010 Plan.  The Company anticipates that the primary recipients of awards under the 2010 Plan will be officers, other key employees, managers and pilots of the Company and its subsidiaries.

Award Types.  The 2010 Plan provides for the grant of incentive stock options, non-qualified stock options, restricted stock, restricted stock units, other share-based awards, stock appreciation rights and performance awards, including annual and long-term cash awards.

Shares Subject to the 2010 Plan.  The 2010 Plan authorizes grants of up to 5,150,000 shares of the Company’s common stock, (i) decreased by one share for every share subject to an option or stock appreciation right that was granted under the 2006 Plan, the Company’s prior Executive Stock Option Plan and the Company’s 2001 Allshare Stock Option Plan (collectively with the 2006 Plan, the “Prior Plans”) after December 31, 2009, (ii) decreased by 1.65 shares for every share subject to an award (other than an option or stock appreciation right) that was granted under the Prior Plans after December 31, 2009, (iii) increased by one share for every share subject to an option or stock appreciation right that was granted under the Prior Plans that is forfeited or terminated, expires or is settled in cash after December 31, 2009, and (iv) increased by 1.65 shares for every share subject to an award (other than an option or stock appreciation right) granted under the Prior Plans that is forfeited or terminated, expires or is settled in cash after December 31, 2009.  As a result of the approval of the 2010 Plan by the Company’s shareholders, the Company will no longer issue additional options or other awards under the Prior Plans; however, all options, restricted stock and restricted stock units outstanding under the Prior Plans as of May 4, 2010 will remain outstanding.

Limits on Individual Awards.  No eligible participant may be granted options and stock appreciation rights with respect to more than 1,000,000 shares of the Company’s common stock in any 36-month period.  No eligible participant may earn more than 500,000 shares in any 36-month period under restricted stock awards, restricted stock unit awards, other share-based awards, or performance awards that are intended to comply with the “qualified performance-based compensation” exception to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).  No participant may earn more than $5,000,000 in cash under any performance cash award that is intended to comply with the “qualified performance based compensation” exception to Code Section 162(m) for each 12 months in a performance period.

Administration.  The 2010 Plan will be administered by the Compensation Committee.  The Compensation Committee has the authority to interpret and construe all provisions of the 2010 Plan and to make all decisions and determinations relating to the operation of the 2010 Plan, including the authority and discretion to: (i) select the individuals to receive stock option grants or other awards; (ii) determine the time or times when stock option grants or other awards will be granted and will vest; and (iii) establish the terms and conditions upon which awards may be exercised.

Amendment and Termination.  The Board may, from time to time, alter, amend, suspend or terminate the 2010 Plan.  No grants may be made under the 2010 Plan following the date of termination, although grants made prior to that date may remain outstanding following the termination of the 2010 Plan until their scheduled expiration date.

The foregoing description is a summary of the 2010 Plan and is qualified in its entirety by the full text of the 2010 Plan, which is attached as Exhibit 10.15 to the Company’s Quarterly Report on Form 10-Q filed on May 7, 2010, and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 4, 2010, the Company held its 2010 Annual Meeting of Shareholders at which the Company’s shareholders considered and voted on the items described below:

(a)             The shareholders elected the following persons as directors of the Company, each to serve until the next annual meeting of shareholders and until his or her respective successor shall have been duly elected and shall qualify:

Name of Nominee	Votes For	Votes Withheld	Abstentions
Jerry C. Atkin	27,265,894	16,848,084	10,328
J. Ralph Atkin	10,734,684	33,377,705	11,917
Margeret S. Billson	28,609,058	15,501,219	14,029
Ian M. Cumming	16,124,152	27,984,615	15,539
Henry J. Eyring	28,619,174	15,491,800	13,332
Robert G. Sarver	28,492,049	15,619,654	12,603
Steven F. Udvar-Hazy	19,840,293	24,268,033	15,980
James Welch	27,577,505	16,532,107	14,694
Michael K. Young	42,857,930	1,253,535	12,841

(b)         The shareholders also approved a proposal to adopt the 2010 Plan. There were 34,862,317 votes cast in favor of the proposal, 8,887,882 votes cast against the proposal and 374,107 votes withheld.  A summary description of the 2010 Plan is set forth in response to Item 5.02 above.

(c)          The shareholders also ratified the appointment of Ernst & Young, LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2010.  There were 43,764,709 votes cast in favor of the proposal, 346,382 votes cast against the proposal and 13,215 votes withheld.

Item 8.01.  Other Events.

On May 6, 2010, the Company issued a press release reporting the action of the Board to increase the number of shares of the Company’s common stock authorized for repurchase under the Company’s existing stock repurchase program.  A copy of that press release is attached to this report as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description

99.1	Press release, dated May 6, 2010, entitled “SkyWest, Inc. Announces Additional Stock Repurchase Program”

SIGNATURE

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYWEST, INC.

Dated: May 10, 2010	By	/s/ Bradford R. Rich
Bradford R. Rich, Executive Vice President
and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

99.1	Press release, dated May 6, 2010, entitled “SkyWest, Inc. Announces Additional Stock Repurchase Program”